Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), is entered into as of January 13, 2005, by and between PETCO Holding Co. (“New PETCO”) and PETCO Animal Supplies, Inc. (“Old PETCO”).

RECITALS

WHEREAS, New PETCO and Old PETCO are parties to that certain Agreement and Plan of Reorganization (the “Merger Agreement”) dated on or about the date hereof; and

WHEREAS, pursuant to the Merger Agreement, Old PETCO and New PETCO have agreed that New PETCO will assume and agree to perform all obligations of Old PETCO pursuant to Old PETCO’s stock option plans (collectively, the “Plans”), stockholders agreements and other agreements listed on Schedule A hereto, the various stock option agreements pursuant to the Plans, and each outstanding stock option granted thereunder (collectively, the “Assumed Agreements”).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Old PETCO and New PETCO hereby agree as follows:

ASSIGNMENT AND ASSUMPTION

1. Old PETCO hereby assigns to New PETCO all of its rights and obligations under the Assumed Agreements.

2. New PETCO hereby assumes all of the rights and obligations of Old PETCO under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Old PETCO under such Assumed Agreements. In addition, New PETCO agrees that to the extent that any of the Assumed Agreements contains a provision with respect to a “change of control” or other similar such occurrence of Old PETCO, that such provision shall apply in the event of a “change of control” or other similar such occurrence of New PETCO.

3. In consideration of the assumption by New PETCO of all of the rights and obligations of Old PETCO under the Assumed Agreements, Old PETCO agrees to pay (i) all expenses incurred by New PETCO in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by New PETCO in connection with the registration on Form S-8 of shares of common stock of New PETCO to the extent required in connection with the Plans and Old PETCO’s 401(k) Plan (PETCO Animal Supplies 401(k) plan), including, without limitation, registration fees imposed by the Securities and Exchange Commission.

MISCELLANEOUS

1. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying the other parties thereto of such assignment and assumption.

2. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of California.

3. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

4. Entire Agreement. This Agreement, including the Schedules attached hereto, together with the Merger Agreement constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

5. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6. Third Party Beneficiaries. The parties to the stockholders agreements, the employment agreements, the various stock option agreements pursuant to the Plans and the other agreements that constitute Assumed Agreements are intended to be third party beneficiaries to this Agreement.

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IN WITNESS WHEREOF, New PETCO and Old PETCO have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PETCO HOLDING CO. (“New PETCO”)

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

PETCO ANIMAL SUPPLIES, INC. (“Old PETCO”)

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

SCHEDULE A

Agreements to be Assumed by New PETCO

Stock Option Plan and Agreements

The 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of the Company, as amended and restated as of October 2, 2000.

2002 Incentive Award Plan of PETCO Animal Supplies, Inc.

PETCO Animal Supplies, Inc. Non-qualified Stock Option Agreements.

PETCO Animal Supplies, Inc. Incentive Stock Option Agreements.

PETCO Animal Supplies, Inc. Restricted Stock Agreements.

Stockholders Agreements

Amended and Restated Stockholders Agreement, dated as of February 19, 2002, by and among the Company and certain stockholders of the Company.

Amended and Restated Securityholders Agreement, dated as of February 19, 2002, by and among the Company and certain securityholders of the Company.

Other Agreements

Indemnification Agreements between the Company and its officers and directors.